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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                                 AMENDMENT NO. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        MARCUM NATURAL GAS SERVICES, INC.
             ------------------------------------------------------
             (Exact name of registrant is specified in its charter)


                DELAWARE                                84-1169358
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        1675 BROADWAY, SUITE 2150
            DENVER, COLORADO                               80202
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(Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class              Name of each exchange on which
         to be so registered              each class is to be registered
         -------------------              ------------------------------
                NONE                                   NONE

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this Form relates:
NOT APPLICABLE

        Securities to be registered pursuant to Section 12(g) of the Act:

                         PREFERRED SHARE PURCHASE RIGHTS
                         -------------------------------
                                (Title of Class)
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         This Form 8-A/A Amendment No. 3 is hereby filed to amend the cover page to the Registration Statement on Form 8-A/A, Amendment No. 2 filed on April 3, 1998 by Marcum Natural Gas Services, Inc. with respect to the Preferred Share Purchase Rights.

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                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       MARCUM NATURAL GAS SERVICES, INC.

                                       By:  /s/ W. Phillip Marcum
                                          ------------------------------
                                            W. Phillip Marcum, President
                                            and Chief Executive Officer


Dated:     July 7, 1998

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